Exhibit 99.1

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Overview

The following unaudited pro forma combined financial statements have been prepared to give effect to the Acquisition. We have prepared these unaudited pro forma combined financial statements based on (a) our historical audited consolidated financial statements for the year ended June 30, 2024, and (b) the unaudited consolidated financial information for Adumo as of March 31, 2024, and for the nine months ended March 31, 2024, and (c) the consolidated audited twelve months ended September 30, 2023, which has been derived as described below. The unaudited pro forma combined financial statements are based on our historical financial information statements and historical financial information of Adumo after giving effect to the Acquisition and certain assumptions, reclassifications and adjustments which we believe to be reasonable and factually supportable as described in the notes to the unaudited pro forma combined financial statements.

We have presented an unaudited pro forma combined balance sheet which combines our historical balance sheets as of June 30, 2024, and Adumo as of March 31, 2024, as if the Acquisition had occurred on June 30, 2024. We have presented an unaudited combined pro forma statement of operations for the twelve months ended June 30, 2024, of us and Adumo which combines our historical statements of operations for the twelve months ended June 30, 2024, and the consolidated financial information for Adumo for the twelve months ended March 31, 2024, as if the Acquisition had occurred on July 1, 2023.

Our fiscal year ends on June 30 and Adumo's fiscal year ends on September 30. SEC rules require us to prepare the pro forma statement of operations by using its most recently completed fiscal quarter prior to concluding of the transaction (which was June 30, 2024) and bring Adumo's statement of operations up to within 93 days of our most recent fiscal quarter end. Thus, as Adumo's latest balance sheet date is March 31, 2024, we have used Adumo's balance sheet as of March 31, 2024, for purposes of the combination with our pro forma balance sheet as of June 30, 2024. We have prepared the pro forma combined statement of operations to coincide with our fiscal reporting period using Adumo's statement of profit and loss for the twelve months ended September 30, 2023, deducting the six months ended March 31, 2023, and adding the six months ended March 31, 2024, to produce the statement of operations for the twelve months ended June 30, 2024.

A tax rate of 27%, the South African statutory rate, has been applied when calculating taxation impacts unless otherwise specified. Certain Adumo balances have been reclassified to conform to our balance sheet and statement of operations presentation.

Our historical consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and are shown in U.S. dollars. The financial information of Adumo, which has been derived as described above, was prepared in accordance with IFRS Accounting Standards ("IFRS") issued by the International Accounting Standards Board ("IASB"), which differs in certain respects from U.S. GAAP. Necessary adjustments have been made to reconcile the combined financial information of Adumo to U.S. GAAP as described in Note 2 to the unaudited pro forma combined financial statements.

The consolidated financial information of Adumo is denominated in South African Rand ("ZAR"). Therefore, for purposes of presenting the unaudited pro forma combined financial statements an exchange rate of $1 / ZAR 18.1808 has been used to translate Adumo's historical balance sheet as of March 31, 2024, from ZAR to U.S. dollars, based on the closing exchange rate as of June 30, 2024, as reported by an independent external source (www.oanda.com) ("Oanda"). An exchange rate of $1/ ZAR 18.6844 has been used to translate Adumo's results of operations for the twelve months ended March 31, 2024, from ZAR to U.S. dollars, based on the average daily exchange rate for the twelve months ended June 30, 2024, as reported by Oanda. We have used the exchange rates for its reporting periods to translate Adumo's ZAR-reported balances because, upon consolidation (or combination), Adumo is consolidated first into Lesaka SA's reported numbers (which are also prepared in ZAR) and then the consolidated Lesaka SA group is converted to USD and consolidated into Lesaka.

The Acquisition has been recorded using the purchase method of accounting. Under the purchase method of accounting, the aggregate consideration paid is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the transaction date. Any purchase price in excess of net assets acquired is recorded as goodwill. These unaudited pro forma combined financial statements have been prepared based on preliminary estimates of fair values based on information that is currently available. The actual amounts and the allocation between net tangible and intangible assets ultimately recorded may differ materially from the information presented in these unaudited pro forma combined financial statements, including identifiable intangible assets and residual goodwill. The preliminary estimates of the fair values of the assets acquired and liabilities assumed reflected herein are subject to change based upon completion of the valuation of the assets acquired and liabilities assumed as of the closing date.

No account has been taken within these unaudited pro forma combined financial statements of any future changes in accounting policies or any synergies (including cost savings), all of which may or may not occur as a result of the Acquisition. In addition, the impact of ongoing integration activities and other changes in Adumo's assets and liabilities could cause material differences in the information presented.

These unaudited pro forma combined financial statements are for illustrative purposes only and are not necessarily indicative of the combined results of operations or financial position of the combined company that would have been reported had the Acquisition been completed as of the dates presented, and are not necessarily representative of future consolidated results of operations or financial condition of the combined company.

You should read these unaudited pro forma combined financial statements in conjunction with the historical audited consolidated financial statements and accompanying notes and the unaudited interim financial statements and accompanying notes of Adumo included in our proxy statement, as filed with the SEC on August 2, 2024 and our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2024, as filed with the SEC on September 11, 2024 (the "2024 Annual Report"), both of which are incorporated by reference herein.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of June 30, 2024

(in USD '000, unless otherwise indicated)

	Lesaka	Adumo Note 3	Transaction accounting adjustments	Notes	Proforma

ASSETS
Current assets
			(11,394)	5(j)
Cash and cash equivalents	59,065	8,261	(12,761)	5(a)	43,171
Restricted cash	6,853	-	-		6,853
Accounts receivable, net and other receivables	36,667	7,471	-		44,138
Finance loans receivable, net	44,058	-	-		44,058
Inventory	18,226	4,849	-		23,075
Total current assets before settlement assets	164,869	20,581	(24,155)		161,295
Settlement assets	22,827	7,259	-		30,086
Total current assets	187,696	27,840	(24,155)		191,381
Property, plant and equipment, net	31,936	8,299	-		40,235
Operating lease right-of-use	7,280	1,196	-		8,476
Equity-accounted investments	206	-	-		206
			(14,864)	5(c)
Goodwill	138,551	14,864	76,713	5(b)	215,264
			(12,114)	5(c)
Intangible assets, net	111,353	12,114	21,604	5(c)	132,957
Deferred income taxes	3,446	1,486	-		4,932
Other long-term assets, including investment securities	77,982	6,803	(3,762)	5(d)	81,023
TOTAL ASSETS	558,450	72,602	43,422		674,474

LIABILITIES
Current liabilities
Short-term credit facilities for ATM funding	6,737	-	-		6,737
Short-term credit facilities	9,351	144	-		9,495
Accounts payable	16,674	3,573	-		20,247
			1,967	5(d)
			(1,967)	5(d)
			(13,640)	5(e)
Other payables	56,051	23,022	3,080	5(f)	68,513
Operating lease liability - current	2,343	982	-		3,325
Current portion of long-term borrowings	3,878	4,257	-		8,135
Income taxes payable	654	718	-		1,372
Total current liabilities before settlement obligations	95,688	32,696	(10,560)		117,824
Settlement obligations	22,358	8,276	-		30,634
Total current liabilities	118,046	40,972	(10,560)		148,458
			(3,271)	5(c)
Deferred income taxes	38,128	2,525	5,834	5(c)	43,216
Operating lease liability - long term	5,087	536			5,623
Long-term borrowings	139,308	4,638	(1,298)	5(e)	142,648
Other long-term liabilities, including insurance policy liabilities	2,595	-	-		2,595
TOTAL LIABILITIES	303,164	48,671	(9,295)		342,540
Redeemable common stock	79,429	-	-		79,429

EQUITY
LESAKA EQUITY:
			1,967	5(d)
			(34,177)	5(g)
Common stock	83	32,210	17	5(h)	100
Preferred stock	-	-	-		-
Other invested equity	-	21,848	(21,848)	5(g)
			(1,610)	5(d)
			14,155	5(g)
Additional paid-in-capital	343,639	(12,545)	80,852	5(h)	424,491
Treasury shares, at cost	(289,733)	-	(11,394)	5(j)	(301,127)
Accumulated other comprehensive loss	(188,355)	2	(2)	5(g)	(188,355)
			(704)	5(d)
			(676)	5(d)
			21,284	5(g)
Retained earnings	310,223	(19,904)	(3,080)	5(f)	307,143
Total Lesaka equity	175,857	21,611	44,784		242,252
Non-controlling interest	-	2,320	7,933	5(i)	10,253
TOTAL EQUITY	175,857	23,931	52,717		252,505

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	558,450	72,602	43,422		674,474

See accompanying notes to unaudited pro forma combined financial statements.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the year ended June 30, 2024

(in $ '000, except per share data or unless otherwise indicated)

	Lesaka	Adumo Note 3	Transaction accounting adjustments	Notes	Proforma

REVENUE	564,222	54,772			618,994

EXPENSE

Cost of goods sold, IT processing, servicing and support	442,673	20,702			463,375
Selling, general and administration	92,001	27,038			119,039
			(2,469)	5(c)
Depreciation and amortization	23,665	3,994	3,700	5(c)	28,890
Impairment loss	-	561	-		561
Transaction costs related to Adumo acquisition	2,293	436	-		2,729

OPERATING INCOME (LOSS)	3,590	2,041	(1,231)		4,400

REVERSAL OF ALLOWANCE OF DOUBTFUL EMI DEBT	250	-			250

INTEREST INCOME	2,294	723	(1,000)	5(a)	2,017

INTEREST EXPENSE	18,932	1,175			20,107

(LOSS) INCOME BEFORE INCOME TAX EXPENSE	(12,798)	1,589	(2,231)		(13,440)

			(707)	5(c)
INCOME TAX EXPENSE	3,363	834	999	5(c)	4,489

NET (LOSS) INCOME BEFORE (LOSS) EARNINGS FROM EQUITY-ACCOUNTED INVESTMENTS	(16,161)	755	(2,523)		(17,929)

(LOSS) EARNINGS FROM EQUITY-ACCOUNTED INVESTMENTS	(1,279)	17			(1,262)

NET (LOSS) INCOME FROM CONTINUING OPERATIONS	(17,440)	772	(2,523)		(19,191)

LESS (ADD): NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTEREST	-	147	(274)	5(c)	(127)

NET (LOSS) INCOME ATTRIBUTABLE TO LESAKA	(17,440)	625	(2,249)		(19,064)

Net loss per share, in United States dollars:
Basic loss attributable to Lesaka shareholders	(0.27)				(0.23)
Diluted loss attributable to Lesaka shareholders	(0.27)				(0.23)
Adjusted weighted average common stock outstanding ('000)	61,276				78,556

See accompanying notes to unaudited pro forma combined financial statements.

LESAKA TECHNOLOGIES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. Basis of presentation

The accompanying unaudited pro forma combined financial statements are prepared under U.S. GAAP and present the pro forma financial position and results of operations of the combined company based on the historical financial information of us and Adumo and after giving effect to the Acquisition and certain adjustments which we believe to be reasonable and factually supportable, which are described in these notes. The Acquisition has been recorded using the purchase method of accounting, with us as the acquirer. Please refer to "Overview" for further discussion of the basis of presentation of these unaudited pro forma combined financial statements.

Certain Adumo balances have been reclassified to conform to our balance sheet and statement of operations presentation as described in Note 3.

2. Reconciliation of certain Adumo financial information to US GAAP

Adumo's financial statements have been prepared in accordance with the basis of preparation as set out in the notes to its financial statements in accordance with IFRS which differ in certain respects from accounting principles generally accepted in the United States of America ("US GAAP"). The tables presented below provide a reconciliation of certain financial information prepared in accordance with IFRS to US GAAP as at and for the periods presented.

Adumo's statement of financial position as of March 31, 2024

	Notes	IFRS	Adjustments	US GAAP
		ZAR '000	ZAR '000	ZAR '000
ASSETS
Non-current assets
Property, plant and equipment	1	172,634	(21,746)	150,888
Operating lease right-of-use	1	-	21,746	21,746
Intangible assets		220,245	-	220,245
Goodwill		270,236	-	270,236
Investment in joint ventures		22,939	-	22,939
Investment in preference shares		68,400	-	68,400
Loan receivable		32,350	-	32,350
Deferred taxation		27,024	-	27,024
		813,828	-	813,828
Current assets
Inventories		88,152	-	88,152
Trade and other receivables		134,656	-	134,656
Restricted funds receivable		131,975	-	131,975
Taxation receivable		1,178	-	1,178
Cash and cash equivalent		150,188	-	150,188
		506,149	-	506,149

Total assets		1,319,977	-	1,319,977

EQUITY AND LIABILITIES
Capital and reserves
Ordinary stated capital		585,610	-	585,610
B Preference stated capital		121,989	-	121,989
C Preference stated capital		225,017	-	225,017
E Preference stated capital		50,204	-	50,204
Foreign currency translation reserve		37	-	37
Change in subsidiary shareholding reserve		(228,085)	-	(228,085)
Accumulated loss		(361,868)	-	(361,868)
Equity attributable to owners of the Company		392,904	-	392,904
Non-controlling interest		42,180	-	42,180
Total equity		435,084	-	435,084

Non-current liabilities
Borrowings		60,717	-	60,717
Lease payable		9,750	-	9,750
Deferred taxation		45,909	-	45,909
Loan from shareholder		23,593	-	23,593
		139,969	-	139,969

Current liabilities
Trade and other payables		235,545	-	235,545
Restricted funds payable		150,465	-	150,465
Bank overdraft		2,610	-	2,610
Borrowings		77,398	-	77,398
Loan from shareholder		248,000	-	248,000
Lease payable		17,858	-	17,858
Taxation payable		13,048	-	13,048
		744,924	-	744,924
Total equity and liabilities		1,319,977	-	1,319,977

Notes

(1) Under US GAAP, a company is required to present operating leases right-of-use assets ("ROU") outside of property, plant and equipment. Adumo has included its ROU in property, plant and equipment and an adjustment is made to present the amount on a separate caption.

Adumo's statement of operations for the twelve months ended March 31, 2024

	Notes	IFRS	Adjustments	US GAAP
		ZAR '000	ZAR '000	ZAR '000
Revenue		1,313,524	-	1,313,524
Cost of sales		(540,120)	-	(540,120)
Gross profit		773,404	-	773,404
Administrative expenses	1,2	(755,856)	(5,625)	(761,481)
Share of profit from joint ventures (net of taxation)		185	-	185
Share of profit from associates (net of taxation)		127	-	127
Finance income		17,955	-	17,955
Gains and losses arising from derecognition of financial assets measured at amortized cost		(4,938)	-	(4,938)
Gain on disposal of investment		1,370,985	-	1,370,985
Other gains and losses		(6,116)	-	(6,116)
Finance costs	2	(30,098)	4,666	(25,432)
Profit before taxation		1,365,648	(959)	1,364,689
Taxation		(6,070)	-	(6,070)
Profit for the year		1,359,578	(959)	1,358,619
Less (add) net income (loss) attributable to non-controlling interest		2,738	-	2,738
Profit attributable to Adumo		1,356,840	(959)	1,355,881

Notes

(1) Under US GAAP, operating leases expense related to ROU assets is required to be presented in a separate caption. An adjustment is made to reclassify amounts from finance charges under IFRS to a separate caption under US GAAP within administration expenses.

(2) Under US GAAP, the reversal of impairment of intangible assets is not permitted and an adjustment has been made to reverse the reversal of $1.0 million of impairment of intangible assets included within administration expenses.

3. Adumo balance sheet and statements of operations

(a) Balance sheet

The table below presents Adumo's balance sheet, in ZAR, as of March 31, 2024, adjusted for reclassifications to conform with Lesaka's presentation, and then converted to USD, translated using the exchange rate applicable as of June 30, 2024:

	Adumo	Reclassifications	Notes	Adumo	Adumo
	ZAR '000	ZAR '000		ZAR '000	USD '000
ASSETS
Non-current assets
Property, plant and equipment	150,888	-		150,888	8,299
Operating lease right-of-use	21,746	-		21,746	1,196
Intangible assets	220,245	-		220,245	12,114
Goodwill	270,236	-		270,236	14,864
Investment in joint ventures	22,939	(22,939)	A	-	-
OTHER LONG-TERM ASSETS, including reinsurance assets (note 8)	-	123,689	A	123,689	6,803
Investment in preference shares	68,400	(68,400)	A	-	-
Loan receivable	32,350	(32,350)	A	-	-
Deferred taxation	27,024	-		27,024	1,486
	813,828	-		813,828	44,762
Current assets
Inventories	88,152	-		88,152	4,849
Trade and other receivables	134,656	1,178	B	135,834	7,471
Restricted funds receivable	131,975	-		131,975	7,259
Taxation receivable	1,178	(1,178)	B	-	-
Cash and cash equivalent	150,188	-		150,188	8,261
	506,149	-		506,149	27,840

Total assets	1,319,977	-		1,319,977	72,602

EQUITY AND LIABILITIES
Capital and reserves
Ordinary stated capital	585,610	-		585,610	32,210
B Preference stated capital	121,989	(121,989)	C	-	-
C Preference stated capital	225,017	(225,017)	C	-	-
E Preference stated capital	50,204	(50,204)	C	-	-
Other invested equity	-	397,210	C	397,210	21,848
Foreign currency translation reserve	37	-		37	2
Change in subsidiary shareholding reserve	(228,085)	-	D	(228,085)	(12,545)
Accumulated loss	(361,868)	-		(361,868)	(19,904)
Equity attributable to owners of the Company	392,904	-		392,904	21,611
Non-controlling interest	42,180	-		42,180	2,320
Total equity	435,084	-		435,084	23,931

Non-current liabilities
Borrowings	60,717	-		60,717	3,340
Lease payable	9,750	-		9,750	536
Deferred taxation	45,909	-		45,909	2,525
Loan from shareholder	23,593	-		23,593	1,298
	139,969	-		139,969	7,699

Current liabilities
Trade and other payables	235,545	(170,574)	E	64,971	3,573
Other payables	-	170,574	E	170,574	9,382
Restricted funds payable	150,465	-		150,465	8,276
Bank overdraft	2,610	-		2,610	144
Borrowings	77,398	-		77,398	4,257
Loan from shareholder	248,000	-		248,000	13,640
Lease payable	17,858	-		17,858	982
Taxation payable	13,048	-		13,048	718
	744,924	-		744,924	40,972
Total equity and liabilities	1,319,977	-		1,319,977	72,602

(A) The captions investment in joint ventures, investment in preference shares and loans receivable reclassified to other long-term assets, including reinsurance assets in Lesaka's balance sheet;

(B) Taxation receivable reclassified to accounts receivable, net and other receivables in Lesaka's balance sheet;

(C) Adumo's preference shares have been reclassified to other invested equity and will be eliminated in the pro forma adjustments;

(D) Change in subsidiary shareholding reserve is included in additional paid-in capital in the unaudited pro forma combined balance sheet; and

(E) Other payables included in Trade and other payables have been reclassified to other payables in Lesaka's balance sheet.

(b) Statements of operations

The table below presents Adumo's statement of operations, in ZAR, for the twelve months ended March 31, 2024, adjusted for reclassifications to conform with Lesaka's presentation, and then converted to USD, translated using the average exchange rate for Lesaka's twelve months ended June 30, 2024:

	Adumo	Less iKhokha(1)	Reclassifications	Notes	Adumo	Adumo
	ZAR '000	ZAR '000	ZAR '000		ZAR '000	USD '000
Revenue	1,313,524	(290,146)	-		1,023,378	54,772
Cost of sales	(540,120)	153,322	-		(386,798)	(20,702)
Gross profit	773,404	(136,824)	-		636,580	34,070
Selling, general and administration	-	-	(505,193)	B,D,E,F,G	(505,193)	(27,038)
Depreciation and amortization	-	-	(74,629)	F	(74,629)	(3,994)
Impairment loss	-	-	(10,483)	A	(10,483)	(561)
Administrative expenses	(761,481)	174,087	587,394	A,B	-	-
Share of profit from joint ventures (net of taxation)	185	-	(185)	C	-	-
Share of profit from associates (net of taxation)	127	-	(127)	C	-	-
Finance income	17,955	(4,453)	-		13,502	723
Gains and losses arising from derecognition of financial assets measured at amortized cost	(4,938)	-	4,938	D	-	-
Fair value adjustment on investment	1,370,985	(1,370,985)	-		-	-
Other gains and losses	(6,116)	-	6,116	E	-	-
Transaction costs related to the Adumo transaction	-	-	(8,143)	G	(8,143)	(436)
Finance costs	(25,432)	3,475	-		(21,957)	(1,175)
Profit before taxation	1,364,689	(1,334,700)	(312)		29,677	1,589
Taxation	(6,070)	(9,505)	-		(15,575)	(834)
Profit for the year	1,358,619	(1,344,205)	(312)		14,102	755
Earnings from joint ventures and equity-accounted investments	-	-	312	C	312	17
Profit for the year	1,358,619	(1,344,205)	-		14,414	772
Less (add) net income (loss) attributable to non-controlling interest	2,738	-	-		2,738	147
Profit attributable to Adumo	1,355,881	(1,344,205)	-		11,676	625

(1) iKhokha was disposed of in November 2023 and its results of operations included in the combined statement of operations for the twelve months ended March 31, 2024, have been removed from the total for Adumo on the basis that iKhokha was not part of the group being acquired by Lesaka. An adjustment has been made to reverse the gain on disposal of ZAR 1.4 billion.

(A) Impairment losses included in administrative expenses have been reclassified to impairment loss in Lesaka's statement of operations;

(B) Administrative expenses reclassified to selling, general and administration in Lesaka's statement of operations;

(C) Share of profit from joint ventures (net of taxation) and share of loss from associates (net of taxation) reclassified to earnings (loss) from equity-accounted investments in Lesaka's statement of operations;

(D) Gains and losses arising from derecognition of financial assets measured at amortized cost reclassified to selling, general and administration in Lesaka's statement of operations;

(E) Other gains and losses reclassified to selling, general and administration in Lesaka's statement of operations;

(F) Depreciation and amortization included in administrative expenses has been reclassified to depreciation and amortization in Lesaka's statement of operations; and

(G) Expenses incurred related to the Adumo are included in administration expense and have been reclassified to transaction costs related to Adumo transaction in Lesaka's statement of operations.

4. Acquisition of Adumo

The following table sets forth the components of the purchase price for the Acquisition using June 28, 2024 (the last trading day of June 2024) closing price on the NasdaqGS of $4.68 and the USD/ ZAR closing exchange rate as of 18.1808 as of June 30, 2024, for cash to paid at closing):

USD '000
Lesaka shares to be issued pursuant to the Acquisition	80,869
Common stock	17
Additional paid-in capital	80,852
Cash paid to Sellers	12,761
Total purchase consideration as relates to the following components: (A)	93,630
Purchase of note receivable from Sellers (comprising $13,640 current portion and $1,298 long-term portion)	14,938
Purchase of Adumo shares	78,692

(A) - under the Purchase Agreement the purchase consideration represents payment for (1) notes receivable acquired from the Sellers and (2) Adumo shares. The note receivable represents a note receivable from Adumo that was previously held by CATS. Once payment is made by Lesaka to CATS to acquire the note receivable from Adumo, it is then held by Lesaka and receivable by it from Adumo. Refer to the section Purchase Agreement included in our proxy statement, as filed with the SEC on August 2, 2024 for additional information.

The following table sets forth the preliminary allocation of the purchase price, translated at the exchange rate as of June 30, 2024:

USD '000
Cash and cash equivalents	8,261
Accounts receivable	7,471
Inventory	4,849
Settlement assets	7,259
Property, plant and equipment	8,299
Operating lease right-of-use asset	1,196
Intangible assets	21,604
Deferred income tax assets	1,486
Other long-term assets	3,041
Trade payables	(3,573)
Other payables	(23,022)
Short-term borrowings	(144)
Operating lease liability - current	(982)
Current portion of long-term borrowings	(4,257)
Income taxes (payable) receivable	(718)
Settlement obligations	(8,276)
Deferred income taxes - long-term liabilities	(5,088)
Operating lease liability - long-term	(536)
Long-term borrowings	(4,638)
Net assets acquired	12,232
Fair value of non-controlling interest	(10,253)
Purchase of Adumo shares	78,692
Goodwill(1)	76,713

(1) Goodwill calculated as Purchase of Adumo shares plus fair value of non-controlling interest less net assets acquired.

The preliminary purchase price allocation is based on management estimates as of October 1, 2024, and may be adjusted up to one year following the closing of the Acquisition. Management has not yet finalized its valuation analysis and calculations necessary to finalize the determination of the fair value of the assets acquired and liabilities assumed, along with the related allocations of goodwill and intangible assets. We expect to finalize the purchase price allocation on or before September 30, 2025. The actual amounts and the allocation between net tangible and intangible assets ultimately recorded may differ materially from the information presented in these unaudited pro forma combined financial statements, including property, plant and equipment, identifiable intangible assets and residual goodwill.

5. Pro forma adjustments

The following are descriptions of each of the pro forma adjustments included in the unaudited pro forma combined financial statements:

(a) Reduction in cash and cash equivalents and interest income

Represents the estimated reduction in interest income of $1.0 million on our cash reserves of $12.3 million (which is the USD equivalent of the ZAR cash reserves utilized using the $:ZAR exchange rate of 18.8462 on July 1, 2023) for the twelve months ended June 30, 2024, which was used to fund a portion of the Acquisition at an assumed pre-tax ZAR interest rate of approximately 8.00%. We were in a net operating loss carry forward position (with an allowance for unutilized net operating loss carryforwards created in full) and therefore there was no net tax benefit during the periods presented.

The cash paid of $12.8 million is presented as a pro forma adjustment to reduce cash and cash equivalents in the pro forma combined balance sheet as of June 30, 2024.

(b) Goodwill

The amount of $76.7 million represents the excess of the purchase price over the fair value of net assets acquired as presented within the preliminary purchase price allocation in Note 4 above.

(c) Acquired intangible assets and amortization expense and reversal of Adumo pre-acquisition intangible assets

Represents the portion of the purchase price allocated to Adumo's intangible assets acquired, at estimated fair values based on management's estimates. As of June 30, 2024, these assets (comprising goodwill and intangible assets) had a carrying value on Adumo's balance sheet of approximately $27.0 million. As noted above, this identification and estimation of fair value is provisional and may change when the final purchase price allocation is made. Since the tax basis of these identifiable intangible assets is less than their accounting basis, the purchase price allocated to these assets results in additional deferred tax liabilities.

The table below presents the fair value of the acquired intangible assets (in ZAR and USD) the estimated used life (in years) of these acquired intangible assets and the amortization expense and related tax effect (in ZAR and USD) for the identified periods presented:

				Twelve months ended June 30, 2024
	Fair value	Fair value	Estimated useful life	Intangible asset amortization expense	Deferred tax impact
	ZAR '000	USD '000	(in years)	USD '000(1)	USD '000
Finite lived intangibles assets
Brands	56,735	3,121	10	304	82
Computer software	223,342	12,284	5	2,391	646
Customer contracts	112,706	6,199	6	1,005	271
Total	392,783	21,604		3,700	999

Deferred tax liabilities
Brands	15,318	843
Computer software	60,302	3,317
Customer contracts	30,431	1,674
Total	106,051	5,834

(1) Using the average exchange rate for the twelve months ended June 30, 2024, the amortization expense related to these intangible assets was $3.7 million. The deferred tax effect of $1.0 million related to this adjustment is included on the income tax expense line in the unaudited pro forma combined statement of operations.

A portion of the acquired intangible assets have been allocated to non-controlling interests. We have allocated amortization expense, net of deferred taxes, of $0.3 million for the twelve months ended June 30, 2024, respectively, to the net income (loss) attributable to non-controlling interest line in the pro forma combined statement of operations.

The table below presents Adumo's intangible assets (including goodwill) and related deferred tax liabilities that have been reversed on acquisition (in ZAR and USD), and the reversal of Adumo's amortization expense and related tax effect in its historical accounts for the identified periods presented (in ZAR and USD):

			Twelve months ended
			30-Jun-24
	ZAR '000	USD '000	USD '000(1)
As of March 31, 2024
Goodwill reversed on acquisition	270,236	14,864
Intangible assets, net reversed on acquisition	220,245	12,114
Total intangible assets, net reversed	490,481	26,978
Deferred tax liability reversed on acquisition	(59,469)	(3,271)
Impact on other invested equity	431,012	23,707

Pro forma twelve months ended June 30, 2024
Intangible asset amortization reversed	46,134		2,469
Deferred tax related to intangible asset amortization reversed	13,218		707

(1) Using the average exchange rate for the twelve months ended June 30, 2024. This adjustment is included in the unaudited pro forma combined statement of operations for the twelve months ended June 30, 2024.

(d) Pre-closing adjustments

Adumo is required to execute certain pre-closing transactions as a condition to the Purchase Agreement. All amounts in this note translated to USD at the exchange rates applicable as of June 30, 2024 for balance sheet items.

Prior to closing, Adumo was required to:

   Implement the Adumo ESS restructure which essentially results in the liquidation of an investment in a preference share security that Adumo owns and which had a value of approximately $3.1 million (ZAR 56.1 million) as of March 31, 2024, and which is expected to be redeemed, on loan account, for $2.4 million (ZAR 43.7 million) and result in a loss on redemption of $0.7 million (ZAR 12.4 million). Adumo has an investment in a preference share issued by Sun Road Investments (Pty) Ltd ("Sun Road") which is expected to be redeemed by Sun Road for ZAR 1 (one South African Rand) which will result in Adumo incurring a loss on redemption of $0.7 million (ZAR 12.3 million).
   Adumo will also redeem, on loan account, its E preference shares for $4.4 million (ZAR 79.5 million) which had a carrying value of approximately $2.8 million (ZAR 50.2 million) as of March 31, 2024, which is expected to result in a pro forma loss of $1.6 million (ZAR 29.3 million) recorded in additional paid-in-capital from the transaction between Adumo shareholders.
   A pro forma adjustment of $3.8 million ($3.1 million plus $0.7 million) is recorded against other long-term assets upon redemption of the Adumo ESS preference security and the Sun Road investment.
   Pro forma adjustments of (i) $1.9 million ($4.3 million less $2.4 million) is recorded against other payments related to the loan account due to CATS (one of the Sellers) and (ii) $1.9 million is recorded against the other payables and common stock as the loan to CATS is required to be converted to ordinary shares in Adumo.
    Pro forma adjustments are recorded against retained earnings to record the expected loss on redemption of the Adumo ESS preference security of $0.7 million and the loss on redemption of the Sun Road investment of $0.7 million.

(e) Elimination of loans acquired from CATS

We will acquire a loan made by Adumo to CATS (one of the Sellers). The adjustment represents the elimination of the loan of $14.9 million between us and Adumo upon combination of the entities of which $13.6 million is included in other payables and $1.3 million is included in long-term borrowings.

(f) Transaction costs adjustments

Represents our estimate of the expected Adumo acquisition costs of $3.1 million owing to external professional advisors for services provided which are not reflected in our June 30, 2024 consolidated balance sheet. These costs have been accrued as a current liability. We do not expect to deduct these expenses for tax purposes. Because we are required to expense these costs as they are incurred, it has charged them to retained earnings as of June 30, 2024. This adjustment is also included in the unaudited pro forma combined statement of operations for the year ended June 30, 2024. These costs will not affect our statement of operations beyond 12 months after the acquisition date.

Our consolidated statement of operations for the twelve months ended June 30, 2024, include transaction costs of $0.7 million.

Adumo's consolidated statement of operations for the twelve months ended June 30, 2024, include transaction costs of $0.4 million (translated at average exchange rates for twelve months ended June 30, 2024), paid on behalf of the sellers.

(g) Elimination of Adumo's shareholders' equity

Represents the elimination of Adumo's ordinary stated capital of $34.2 million, other invested capital of $21.8 million, additional paid-in-capital of $14.2 million, and accumulated losses of $21.3 million acquired by us.

(h) Issuance of Lesaka shares to Sellers

Represents the issuance of Lesaka shares of common stock to the Sellers (refer to note 4) as part of the purchase consideration.

(i) Fair value of non-controlling interests

Represents an adjustment to increase the carrying value of the non-controlling interests as a result of the Acquisition and is calculated as the difference between the estimated fair value of the non-controlling interests as of June 30, 2024 at acquisition less the carrying value reported in Adumo's consolidated balance sheet as of June 30, 2024 pre-acquisition. The fair value of Adumo's non-controlling interests has been determined based on our estimated implied fair values of the components of Adumo which have non-controlling interests.

(j) Repurchase of shares by Lesaka

Under the first addendum to the Purchase Agreement, Lesaka SA (or its nominee) agreed, on or before October 31, 2024, to conclude a written unconditional agreement with Crossfin SPV in relation to the acquisition of all (and not only a portion) of one of the ultimate shareholders' pro rata entitlements to the 17,279,803 shares of common stock issued to the Sellers (other than those which are required to be liquidated in order to satisfy cash tax obligations), provided that the aggregate consideration for such entitlements will be equal to an amount of ZAR 285.8 million and provided further that: (1) Lesaka SA (or its nominee, as applicable) has provided a bank guarantee from Rand Merchant Bank (a division of FirstRand Bank Limited) or other South African registered bank in respect of the settlement of such aggregate consideration and (2) that, to the extent applicable, Lesaka SA's nominee has, prior to the conclusion thereof, obtained all approvals as may be required to conclude and implement such agreement. This pro forma adjustment therefore represents an adjustment to reduce cash and cash equivalents and to increase treasury shares at cost to reflect the repurchase of 2,601,410 shares for $11.4 million (ZAR 0.4 million).